Exhibit 99.5

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

-------------------------------------------------

MATILDA SCHULMAN, on behalf of
herself and all others similarly situated,

                                 Plaintiff,

                     -against-

GERALD T. VENTO, THOMAS H.                              Civil Action No. 19159NC
SULLIVAN, WILLIAM T. MOUNGER, II,
SCOTT I. ANDERSON, MICHAEL BENSON,
WILLIAM W. HAGUE, MICHAEL R.
HANNON, ROHIT M. DESAI, ANN K.
HALL, JAMES M. HOAK, JR., DAVID A.
JONES, JR., KEVIN J. SHEPHERD,
GARY C. WENDT, TELECORP PCS, INC.
and AT&T WIRELESS SERVICES, INC.,

                                 Defendants.

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                             CLASS ACTION COMPLAINT
                             ----------------------

            Plaintiff, by her attorneys, alleges upon information and belief, except as to paragraph 1 which plaintiff alleges upon knowledge, as follows:

            1. Plaintiff Matilda Schulman is a stockholder of defendant TeleCorp PCS, Inc. ("TeleCorp" or the "Company").

            2. Defendant TeleCorp is a corporation duly organized and existing under the laws of the state of Delaware, with its principal executive offices located at 1010 North Glebe Road, Suite 800, Arlington, Virginia 22201. TeleCorp is the largest affiliate of AT&T Wireless Services, Inc. ("AT&T Wireless"), with licenses to serve digital wireless personal communications services, or "PCS," in 78 markets in the United States.

            3. Defendant AT&T Wireless is a corporation duly organized and existing under the laws of the state of Delaware, with its principal executive offices located at 7277 164th Avenue, N.E., Building 1, Redmond, Washington 98052. AT&T Wireless split from AT&T Corporation on July 9, 2001, and is the largest independently traded wireless carrier in the United States.

            4. Defendant Gerald T. Vento is a Director of TeleCorp and the Company's Chief Executive Officer.

            5. Defendant Thomas H. Sullivan is a Director of TeleCorp and the Company's Executive Vice President and Chief Financial Officer.

            6. Defendant William T. Mounger, II is a Director of TeleCorp and Chairman of the Board of Directors. Mounger is an executive officer of TeleCorp.

            7. Defendant Scott I. Anderson is a Director of TeleCorp. Anderson is also a Principal of Cedar Grove Partners, LLC, an investment and consulting/advisory partnership. Anderson also spent 11 years as an employee of AT&T Wireless and its predecessors between 1986 and 1997, where he last served as Senior Vice President of the Acquisitions and Development Group. Anderson is a controlling shareholder or director of several entities that engage in regular business transactions with TeleCorp, including Panther Wireless, L.L.C. (sale of licenses), ABC Wireless, L.L.C., ($7.8 million loan from TeleCorp) and Wireless Facilities, Inc. ($71 million paid by TeleCorp for network monitoring services).

            8. Defendant Michael Benson is a Director of TeleCorp. Benson is also a Senior Vice President and Chief Information Officer of AT&T Wireless.

            9. Defendant William W. Hague is a Director of TeleCorp. Hague has also been an employee of AT&T Wireless since 1995, and is currently that company's Senior Vice President, Corporate Development, Mergers and Acquisitions.

            10. Defendant Michael R. Hannon is a Director of TeleCorp. Hannon is also a Partner of JP Morgan Partners, an affiliate of J.P. Morgan Chase & Co. ("Chase"). Chase has acted as the Company's lead manager for various note offerings, is the agent bank and lender under the Company's senior credit facilities, and otherwise performs various investment banking and commercial banking services for the Company.

            11. Defendant Rohit M. Desai is a Director of TeleCorp. Desai is also the Chairman, President and Chief Investment Officer of Desai Capital Management Incorporated, an investment firm.

            12. Defendant Ann K. Hall is a Director of TeleCorp. Hall is also the Director of Partnership and Affiliate Operations for AT&T Wireless.

            13. Defendant James M. Hoak, Jr. is a Director of TeleCorp. Hoak is also the Chairman and a Principal of Hoak Capital Corporation, an investment firm.

            14. Defendant David A. Jones, Jr. is a Director of TeleCorp. Jones is also the Chairman and Managing Director of Chrysalis Ventures, LLC, a venture capital firm.

            15. Defendant Kevin J. Shepherd is a Director of TeleCorp. Shepherd is also the President of Triune, Inc., a financial advisory firm.

            16. Defendant Gary C. Wendt is a Director of TeleCorp. Wendt is also the Chairman and Chief Executive Officer of Conseco, Inc. Wendt joined the Company's Board of Directors on or about September 10, 2001.

            17. The defendants named in paragraphs 4 through 16 are sometimes collectively referred to herein as the "Individual Defendants."

            18. The Individual Defendants, as officers and/or directors of TeleCorp, have a fiduciary relationship and responsibility to plaintiff and the other common public stockholders of TeleCorp, and owe to plaintiff and the other class members the highest obligations of good faith, loyalty, fair dealing, due care and candor.


                            CLASS ACTION ALLEGATIONS
                            ------------------------

            19. Plaintiff brings this action on her own behalf and as a class action, pursuant to Rule 23 of the Rules of the Court of Chancery, on behalf of all common stockholders of TeleCorp or their successors in interest, who are being and will be harmed by defendants' actions described below (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any of defendants.

            20. This action is properly maintainable as a class action because:

            a. The Class is so numerous that joinder of all members is impracticable. There are hundreds, if not thousands, of TeleCorp stockholders who are located throughout the United States.

            b. There are questions of law and fact which are common to the Class including: whether any of the defendants are acting in a manner calculated to benefit themselves at the expense of TeleCorp's public stockholders; and whether plaintiff and the other Class members would be irreparably damaged if the defendants are not enjoined in the manner described below.

            c. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. The claims of plaintiff are typical of the claims of the other members of the Class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class; and

            d. The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for defendants, or adjudications with respect to individual members of the Class which would as a practical matter be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interests.

            e. The defendants have acted, or refused to act, on grounds generally applicable to, and causing injury to, the Class and, therefore, preliminary and final injunctive relief on behalf of the Class as a whole is appropriate.


                                CLAIM FOR RELIEF
                                ----------------

            21. AT&T Wireless, through a wholly owned subsidiary, owns approximately 48.0 million shares or 22.9 percent of TeleCorp's Class A Voting Common Stock. Through a November 13, 2000 stockholders agreement, AT&T Wireless also has the power to designate (or block other parties' efforts to designate) at least 6 members of the Company's Board of Directors. The agreement provides for the composition of the 13 member board as follows:

                  1.   Vento
                  2.   Sullivan
                  3.   Mounger
                  4.   AT&T Wireless designee
                  5.   AT&T Wireless designee
                  6.   AT&T Wireless designee
                  7.   "reasonably acceptable to AT&T Wireless" designee
                  8.   "reasonably acceptable to AT&T Wireless" designee
                  9.   "reasonably acceptable to AT&T Wireless" designee
                 10.  TeleCorp investors' designee
                 11.  TeleCorp investors' designee
                 12.  Triteal (a TeleCorp predecessor) investors' designee
                 13.  Triteal (a TeleCorp predecessor) investors' designee

            22. AT&T has the ability to increase its direct representation on TeleCorp's Board of Directors under various circumstances. For instance, Mounger is a party to a one-year employment agreement with the Company, expiring on November 12, 2001. If Mounger ceases to be an officer of TeleCorp, or if Mounger or his affiliates sell more than 30 percent of their collective holdings in the Company, then Mounger will be removed from the Board and replaced by a designee "reasonably acceptable to AT&T Wireless." Similarly, if either Vento or Sullivan leave the Company's employ, then Vento or Sullivan, as applicable, will be removed from the Board and replaced by a designee acceptable to AT&T Wireless. In the event that the shareholders who comprise groups of TeleCorp or Triteal investors with designating ability fail to satisfy their obligations to provide funding to the Company, then their respective designees to the Board will be replaced by designees "who must be acceptable to AT&T Wireless in its sole discretion." These investors also loose their ability to designate four Directors if they sell more than 15 percent of their holdings in the Company.

            23. In addition to its stockholdings and contractual rights to place or block Directors on the Company's Board, AT&T also controls TeleCorp through a series of agreements controlling TeleCorp's short and long term operations. Those agreements provide for, among other things:

                a. TeleCorp's obligation to construct PCS systems in certain areas at a schedule approved by AT&T Wireless;

                b. TeleCorp's obligation to meet customer care standards approved by AT&T Wireless;

                c. TeleCorp's obligation to meet reception quality standards approved by AT&T Wireless;

                d. TeleCorp's obligation to meet network reliability standards approved by AT&T Wireless;

                e. TeleCorp's obligation to meet voice quality standards approved by AT&T Wireless;

                f. TeleCorp's obligation to meet call completion standards approved by AT&T Wireless;

                g. TeleCorp's obligation to adopt new technology chosen by AT&T Wireless;

                h. TeleCorp's obligation to resell its services to AT&T Wireless or AT&T Wireless' designee at discounted rates;

                i. TeleCorp's obligation to purchase interstate and intrastate long distance services from AT&T Wireless and meet minimum traffic volume commitments for long distance service;

                j. TeleCorp's obligation to provide AT&T Wireless with the right of first refusal for the sale of certain assets or AT&T Wireless' designee at discounted rates;

                k. TeleCorp's obligation to maintain "any and all confidential information" in "the strictest confidence."

            24. On October 8, 2001, TeleCorp announced that its Board of Directors (the Individual Defendants) had agreed to AT&T wireless' buyout of the public interest in TeleCorp whereby each share of the Company's common stock would be exchanged for 0.9 shares of AT&T Wireless common stock (the "Merger"). AT&T Wireless will assume the obligations of the approximately $221 million in outstanding TeleCorp preferred securities held by entities with which certain of the Individual Defendants are affiliated.

            25. The purpose of the Merger is to acquire TeleCorp and its valuable assets for AT&T Wireless's own benefit at the expense of the Company's public stockholders.

            26. The proposed Merger consideration is grossly inadequate, and does not account for the value of TeleCorp's assets.

            27. TeleCorp has been growing exponentially in building out the AT&T Wireless network. On August 1, 2000, TeleCorp announced a 40 percent increase in subscribers and 30 percent increase in revenues for the second quarter of 2000 on a quarter-to-quarter basis. On November 1, 2000, TeleCorp reported quarter-to-quarter increases of 27 percent for subscribers and 28 percent for revenue for the third quarter of 2000. On February 28, 2001, TeleCorp reported quarter-to-quarter increases of 64 percent for subscribers and 32 percent for revenue for the fourth quarter of 2000. On May 14, 2001, TeleCorp announced quarter-to-quarter increases of 13 percent for subscribers and 24 percent for revenue for the first quarter of 2001. On August 13, 2001, TeleCorp announced quarter-to-quarter increases of 9 percent for subscribers and 16 percent for revenue for the first quarter of 2001. Although on a percentage basis, the pace of adding new subscribers had slowed, the quality of TeleCorp's subscribers had increased, as the Company focused on adding post-pay customers rather than pre-pay customers.

            28. Indeed, as recently as September 27, 2001, the bond-rating firm Fitch IBCA, Duff & Phelps ("Fitch") affirmed TeleCorp's positive ratings and stable outlook. The Fitch report acknowledged that TeleCorp's financial performance was negatively affected by the shift to a post-pay subscriber base, but noted the benefits of post-pay subscribers over lower value pre-pay subscribers. The report concluded that "[a]fter this period of weaker-than-expected financial and operating results, the momentum since June 2001 has been positive[.]"

            29. On October 1, 2001, TeleCorp announced a 23 percent quarter-to-quarter post-pay subscriber increase for the third quarter of 2001, with a current mix of 90 percent post-pay and 10 percent pre-pay. Vento was quoted in the press release:

            "We have achieved significant growth momentum heading into the important fourth quarter. Third quarter subscriber additions were up 33% over 2Q '01, and now all of our markets are solidly contributing," said Gerald T. Vento, CEO of TeleCorp PCS, Inc. "Our subscriber growth was complemented by an equally impressive improvement in the key operating metrics which will meet or exceed the company's third quarter guidance."

            30. Despite the positive news from the Company, TeleCorp common stock has recently been trading at unusually low levels. For instance, on October 2, 2001, TeleCorp hit a 52-week low of $9.96 per share.

            31. As a result, AT&T Wireless has timed this transaction to capture TeleCorp's future potential and use it to their own ends without paying an adequate or fair price for the Company's assets.

            32. As part of its ownership of TeleCorp, AT&T Wireless has control of the Company and control it proxy machinery. It has selected and elected TeleCorp directors who are beholden to AT&T Wireless for their offices and the valuable perquisites which they enjoy therefrom. AT&T Wireless also has access to internal financial information about TeleCorp, its true value, expected increase in true value and the benefits to AT&T Wireless of 100 percent ownership of TeleCorp's assets to which plaintiff and the Class members are not privy.

            33. Defendants have clear and material conflicts of interest and are acting to better their own interests at the expense of TeleCorp's public shareholders. AT&T Wireless and its nominees on TeleCorp's board will benefit by an acquisition if TeleCorp for less than its value. Certain of the Individual Defendants will be able to retain their indirect equity interest in TeleCorp.

            34. AT&T Wireless, with the acquiescence of the Individual Defendants, is engaging in self-dea1ing and not acting in good faith toward plaintiff and the other members of the Class. Because of AT&T Wireless's substantial stock position, representation on TeleCorp's board, and contractual relationships with TeleCorp, TeleCorp's shareholders will not be able to risk voting against the Merger. By reason of the foregoing, defendants have breached and are breaching their fiduciary duties to the irreparable harm of the members of the Class.

            35. Plaintiff has no adequate remedy at law.

            WHEREFORE, plaintiff prays for judgment and relief as follows:

            A. Ordering that this action may be maintained as a class action and certifying plaintiff as the Class representative;

            B. Preliminarily and permanently enjoining Defendants and all persons acting in concert with them, from proceeding with, consummating or closing the contemplated transaction;

            C. In the event the contemplated transaction is consummated, rescinding it and setting it aside or awarding rescissory damages to the Class;

            D. Directing defendants to account to Class members for their damages sustained as a result of the wrongs complained of herein;

            E. Awarding plaintiff the costs of this action, including a reasonable allowance for plaintiff's attorneys' and experts' fees; and

            F. Granting such other and further relief as to the Court may seem just and proper.


                                       ROSENTHAL, MONHAIT, GROSS &
                                       GODDESS, P.A.



                                       By: /s/ Norman M. Mohait
                                           --------------------------------
                                       Norman M. Monhait
                                       919 North Market Street
                                       Suite 1401, Mellon Bank Center
                                       Wilmington, Delaware 19899
                                       (302) 656-4433

                                       Attorneys for Plaintiff

OF COUNSEL:

ABBEY GARDY, LLP
212 East 39th Street
New York, New York 10016
(212) 889-3700


October 9, 2001